UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Deconsolidation of Venezuelan Subsidiaries

Effective as of the close of the 2015 fiscal year, we concluded that we no longer met the accounting criteria for consolidation of our Venezuela subsidiaries due to a loss of control over our Venezuelan operations and an other-than-temporary lack of currency exchangeability. As of the close of the 2015 fiscal year, we deconsolidated and changed to the cost method of accounting for our Venezuelan operations. We recorded a $778 million pre-tax loss in the fourth quarter of 2015 as it reduced the value of our cost method investment in Venezuela and all Venezuelan receivables held by our other subsidiaries to realizable fair value, resulting in full impairment. The loss also included historical cumulative translation adjustments related to our Venezuelan operations that we had previously recorded in accumulated other comprehensive losses within equity.

Impact of Deconsolidation of Venezuelan Subsidiaries on our Ongoing Reporting of U.S. GAAP and Non-GAAP Financial Information

Beginning with our 2016 financial results, as a result of the change to the cost method, it will be more difficult to compare our past and future U.S. GAAP reported business results.

On a reported U.S. GAAP basis, for fiscal periods through December 31, 2015, we will report our historical results from Venezuela as they were originally reported in net revenues, operating income and segment information. Beginning in 2016, applying the cost method of accounting, we will no longer include net revenues, earnings or net assets of our Venezuelan subsidiaries within our consolidated financial statements, except to the extent cash is received from our Venezuelan subsidiaries.

In order to facilitate comparisons of past and future operating results, we are providing non-GAAP supplemental financial information which shows our operating results for 2015, 2014 and 2013 excluding the results of our Venezuela operations. See Exhibit 99.1 for the unaudited pro forma adjusted financial information for quarterly operating results for 2014 and 2015.

Use of Non-GAAP Financial Information as Supplemental Information

We use certain non-GAAP financial information to budget, make operating and strategic decisions and evaluate our performance. We have disclosed non-GAAP financial information in our past quarterly and annual reports so that you have the same financial data that we use to make comparisons with our historical operating results and analyze our underlying performance.

We believe that the presentation of the enclosed pro forma adjusted non-GAAP financial information, when considered together with our U.S. GAAP financial results, provides you with additional information to evaluate the factors and trends affecting our underlying businesses. Our use of non-GAAP financial information is not meant to be considered in isolation or as a substitute for our U.S. GAAP financial results. One limitation of the non-GAAP financial information is that it may exclude items which have an impact on U.S. GAAP reported results. We believe the best way to address this limitation is by evaluating our non-GAAP financial information in combination with our U.S. GAAP reported results and carefully evaluating each reconciling item.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Unaudited non-GAAP financial information and accompanying notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Brian T. Gladden
Name:	Brian T. Gladden
Title:	Executive Vice President and Chief Financial Officer

Date: February 3, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited non-GAAP financial information and accompanying notes.